EXHIBIT 10.9 (k)

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") is entered into this 4th day of November 2002 by and between Cohero Group, Inc., of 253 5th Avenue 7th Floor, New York, NY 10016, ("Assignor"), and I.T. Technology, Inc. a Delaware corporation, of 15303 Ventura Boulevard, Suite 900, Sherman Oaks, California 91403 ("Assignee").

         Pursuant to the terms of this Agreement, in exchange for the issuance of 1,198,859 shares ("Shares") of the common stock, $.002 par value, of Assignee, Assignor hereby assigns, conveys, transfers and delivers all of its right, title and interest in and to $119,859.15 (USD) of that certain Promissory Note (Loan Note) dated January 4, 2001 (the "Loan") due from VideoDome Networks, Inc., a California corporation (the "Obligor") to Sunswipe Australasia Pty Ltd ("Sunswipe") and assigned to Assignor pursuant to that certain Assignment and Assumption Agreement dated November 1, 2002 between Assignor and Sunswipe (the "Note Assignment"). The Shares are to be issued pursuant to that certain Subscription Agreement of even date herewith between Assignee and Assignor, Assignor acknowledges receipt of the certificates representing the Shares and Assignee acknowledges receipt of the Note.

         In connection with and limited to the Note Assignment, Assignee hereby agrees to assume all of Assignor's obligations under that certain Loan Agreement dated January 4, 2001 between Sunswipe and the Obligor.

         IN WITNESS WHEREOF, Assignor, Assignee and the Obligor have duly executed this Assignment and Assumption Agreement as of the date first above written.


                                               I.T. TECHNOLOGY, INC.

                                               By: /s/Yam-Hin Tan
                                               Name: Yam-Hin Tan
                                               Title: Chief Financial Officer


                                               COHERO GROUP, INC.


                                               By: /s/ Mendel Mochkin
                                               Name: Mendel Mochkin
                                               Title: Managing Director
                                    .
AGREED TO AND ACCEPTED
THIS 4th DAY OF NOVEMBER  2002

VIDEODOME.COM, INC.

By: /s/ Daniel Aharonoff
Name: Daniel Aharonoff
Title: Chief Executive Officer